PRICING SUPPLEMENT NO. 20 (Amended)                               Rule 424(b)(3)
DATED: November 23, 1998                                      File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                $7,315,045,162
                        THE BEAR STEARNS COMPANIES INC.
                          Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue




Principal Amount:  $25,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:             Fixed Rate Notes [_]     Certificated Notes [_]
November 30, 1998

Maturity Date:                   CUSIP#: 073928 FR 9
November 30, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:

                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)

N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.30%
-------------------------------------

*     2/26/99, 5/28/99 and 8/30/99.

**    2/26/99, 5/28/99, 8/30/99 and 11/30/99.

***   The three-month LIBOR rate on November 25, 1998 plus 30 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.





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